Exhibit 99.1

Solera Stockholders Approve Acquisition of Solera by Vista Equity Partners

WESTLAKE, Texas—December 8, 2015—Solera Holdings, Inc. (“Solera”) (NYSE: SLH) today announced that Solera shareholders have voted to adopt the previously announced merger agreement pursuant to which an affiliate of Vista Equity Partners has agreed to acquire Solera for $55.85 per share in cash (the “Merger”).

The closing of the Merger remains subject to certain other closing conditions, including clearance by the Russian Federation antitrust authorities. On November 4, 2015, the United Kingdom Financial Conduct Authority (the “FCA”) approved a cancellation of the Consumer Credit Interim Permission of Solera’s FCA-regulated subsidiary HPI Limited. As a result, approval of the Merger by the FCA is no longer required and the closing condition relating to the approval of the FCA has been satisfied. On December 3, 2015, the European Commission approved the Merger under the EU Merger Regulation. The completion of the Merger is currently expected to occur in the early part of the first quarter of 2016.

Forward Looking Statements

This press release contains forward-looking statements, including statements about: the expected completion of the Merger (including the timing thereof) and Vista Equity Partners’ ability to consummate the Merger (including but not limited to the receipt of all required regulatory approvals). These statements are based on our current expectations, estimates and assumptions, and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in the Merger and our business, including, without limitation: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the failure to satisfy each of the conditions to the consummation of the Merger, including but not limited to, the risk that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Merger on acceptable terms, or at all; the failure to obtain the necessary funding under the financing arrangements set forth in the debt and equity commitment letters delivered pursuant to the merger agreement; risks related to disruption of Solera management’s attention from Solera’s ongoing business operations due to the Merger; the effect of the announcement of the Merger on Solera’s relationships with its customers, suppliers, operating results and business generally; the risk that any announcements relating to the Merger could have adverse effects on the market price of Solera’s common stock; the outcome of any legal proceedings related to the Merger; Solera’s ability to recognize expected benefits of the Merger; risks related to employee retention as a result of the Merger; the risk that the Merger will not be consummated within the expected time period or at all; our ability to successfully introduce new software and services (including but not limited to our risk and asset management platform and our Digital Garage software application); our dependence on a limited number of key personnel; risks associated with the uncertainty in and volatility of global economic conditions; effects of competition on our software and service pricing, as well as our business; rapid technology changes in our industries, which could affect customer decisions regarding the purchase of our software and services; risks associated with and possible negative consequences of acquisitions, joint ventures, divestitures and similar transactions, including regulatory matters; risks associated with operating a diversified business in multiple countries; our reliance on third-party products and data sources;

our reliance on a limited number of customers for a substantial portion of our revenues; and effects of security breaches on our business and reputation. For a discussion of these and other factors that could impact our operations or financial results and cause our results to differ materially from those in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, particularly our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015. Solera is under no obligation to (and specifically disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT: Press, Angela Vargo, (214) 679-5660, angela.vargo@solerainc.com | Investor Relations (817) 961-2097